Exhibit 10.14

EXECUTION VERSION

AMENDMENT NO. 3 TO THE SUBSCRIPTION AGREEMENT

This Amendment No. 3 to the Subscription Agreement, dated as of March 25, 2013 (this “Amendment”), amends the Subscription Agreement, dated as of May 16, 2012, as previously amended by Amendment No. 1 to the Subscription Agreement, dated as of January 25, 2013 and by Amendment No. 2 to the Subscription Agreement, dated as of March 20, 2013  (as so previously amended, the “Agreement”), between XL Investments Ltd, a Bermuda limited liability company (the “Investor”), and Five Oaks Investment Corp., a Maryland corporation (the “Fund”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

WHEREAS, on December 20, 2012, the Fund filed its initial Registration Statement on Form S-11 with the Securities and Exchange Commission for the initial public offering of shares of its common stock (the “IPO”);

WHEREAS, on March 21, 2013, the Fund, Oak Circle Capital Partners LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, and the other Underwriters named therein executed the Underwriting Agreement (the “Underwriting Agreement”);

WHEREAS, Amendment No. 1 to the Subscription Agreement amended the Subscription Agreement to provide that the Investor shall acquire in the IPO $25 million of shares of the common stock of the Fund (the “Subscribed Shares”); and

WHEREAS, in anticipation of the closing of the IPO, the parties wish to amend the Agreement to clarify that Investor shall acquire the Subscribed Shares directly from the Fund in a private placement concurrent with the closing of the IPO.

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.1                                   Section 21 (“Participation in Fund Initial Public Offering”) of the Terms and Conditions of the Agreement is deleted in its entirety, shall no longer be of any force or effect and shall be substituted for by “reserved.”.

Section 1.2                                   A new Section 22 shall be added to the Terms and Conditions of the Agreement, which shall read in its entirety as follows:

22.   Participation in Private Placement.  Subject to the final sentence of this Section 22 of the Terms and Conditions of the Agreement, the Fund agrees to sell to the Investor, and the Investor agrees to purchase from the Fund, in a transaction exempt from the registration requirements of the Securities Act, at the time of the delivery of the Firm Stock (as defined in the Underwriting Agreement), that number of shares of Common Stock (the “Shares”) calculated by dividing $25,000,000 by the Per Share Price (rounded to the nearest whole share).  The “Per Share Price” shall be equal to the Price to the Public set forth on the cover page of the final prospectus relating to the IPO.  The closing (the “Closing”) of the purchase and sale of the Shares shall be held at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, simultaneously with the closing of the IPO.  At the Closing, the Fund will instruct its Transfer Agent to issue and register uncertificated Shares in the name of the Investor, against payment of the purchase price therefor by wire transfer in immediately available funds to an account or accounts timely specified by the Fund.  This purchase of the Shares shall be in full satisfaction of the obligations of Investor pursuant to Section 1 of the Terms and Conditions of the Agreement.  The obligation of the Fund to sell the Shares to the Investor at the Closing is conditioned on (i) the concurrent closing of the IPO on the terms set forth in the Fund’s prospectus, dated March 21, 2013, filed with the Securities and Exchange Commission on March 22, 2013 (the “IPO Closing”) and (ii) the representations and warranties made by the Investor in the Agreement being true and correct as of the Closing with the same force and effect as if they had been made on and as of such date; the obligation of the Investor to purchase the Shares from the Fund at the Closing is conditioned on (i) the IPO Closing and (ii) the representations and warranties made by the Fund in the Agreement being true and correct as of the Closing with the same force and effect as if they had been made on and as of such date.

Section 1.3                                   A new Section 23 shall be added to the Terms and Conditions of the Agreement, which shall read in its entirety as follows:

23.   Fund Representations and Warranties.  In connection with the private placement transaction contemplated by Section 22 above, the Fund hereby represents and warrants to the Investor, on and as of March 25, 2013 and as of the Closing Date (as defined in the Underwriting Agreement), that each of the representations and warranties made by the Fund to the Underwriters (as defined in the Underwriting Agreement) in Section 1 of the Underwriting Agreement is true and correct.  In addition, the Fund hereby represents and warrants to the Investor on and as of March 25, 2013 and as of the Closing Date, that:

(i)  The Fund is duly authorized to execute, deliver and perform the Agreement; the Agreement has been duly authorized, executed and delivered by the Fund and, assuming that the party to the Agreement other than the Fund has the power and authority to enter into and perform the Agreement and the Agreement has been duly authorized, executed and delivered by such party and is a valid, legal and binding agreement of such party, enforceable against such party in accordance with its terms, the Agreement is a valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other laws now or hereafter in effect affecting creditors’ rights generally, and (ii) the enforceability thereof is subject to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(ii)  The Fund has an authorized capitalization of 500,000,000 shares of capital stock, and all of the issued shares of capital stock of the Fund have been duly authorized and validly issued, are fully paid and non-assessable; there is no subsidiary of the Fund; the holders of outstanding shares of capital stock of the Fund are not entitled to pre-emptive or other rights to acquire the Shares;

(iii)  All of the Shares to be issued and sold by the Fund to the Investor hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein and therein, will be validly issued and fully paid and non-assessable;

(iv)  The compliance by the Fund with all of the provisions of the Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give rise to a right of termination under (i) the organizational document of the Fund or any of its subsidiaries, (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Fund or any of its subsidiaries is a party or by which the Fund or any of its subsidiaries is bound or to which any of the properties or assets of the Fund or any of its subsidiaries is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Fund or any of its subsidiaries or any of their properties, except, in the case of clause (ii) or (iii), as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Fund and its subsidiaries (taken as a whole) following the Closing, or affect the due authorization and valid issuance of the Shares;

(v)  No consents, approvals, authorizations, orders, registrations or qualifications of or with any court or governmental agency or body having jurisdiction over the Fund is required for the execution, delivery or performance by the Fund of the Agreement;

(vi)  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Investor under Federal law or the laws of the State of Maryland or New York or any political subdivision or taxing authority thereof or therein in connection with the initial sale and delivery by the Fund of the Shares to or for the account of the Investor; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any government authority is payable in connection with the execution, delivery, filing, registration or performance of the Agreement;

(vii)  Assuming the accuracy of the representations and warranties of the Investor set forth in the Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of the Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act, and in compliance with all applicable securities laws of the United States and each of the states whose laws govern the offer and sale of the Shares; and

(viii)  Assuming the Investor has the requisite power and authority to be the lawful owner of the Shares, the Shares will have good and marketable title and be free and clear of any lien or encumbrance when initially issued and delivered at Closing except as imposed by U.S. securities laws and for the transfer restrictions set forth in the Lock-Up Letter Agreement (the form of which is attached as Exhibit A-2 to the Underwriting Agreement) to be executed by the Investor in favor of Barclays Capital Inc., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement.

Section 1.4                                   Agreement Remains in Effect. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect as written, is hereby reaffirmed and ratified in all respects without qualification or condition and the provisions of the Agreement shall remain unaffected, unchanged and unimpaired, and are enforceable in accordance with their respective terms.

Section 1.5                                   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.6                                   Counterparts; Facsimile Signatures.  This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as if the parties executing the counterparts had all executed one instrument.  This Amendment may be executed and delivered by facsimile, and any such facsimile shall be treated for all purposes of this Amendment as an original.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

FIVE OAKS INVESTMENT CORP.

By:	/s/ David Carroll
Name: David Carroll
Title: CEO

XL INVESTMENTS LTD

By:	/s/ Mary Hayward
Name: Mary Hayward
Title: Senior Vice President and Director

Signature Page to Subscription Agreement Amendment No. 3